UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 6, 2007

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 1 to Form 8-K is being filed to disclose an amendment to our Supplier Partnering Agreement dated January 3, 2006 (the "Original Agreement") by and between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division ("St. Jude"), and us.

Item 1.01 Entry into a Material Definitive Agreement

General information
     We supply spintronic sensors to St. Jude intended for use in medical devices under the Original Agreement.

Description of the Terms and Conditions of the Amendment
     On September 6, 2007 we executed Amendment Number 1 to the Original Agreement. The Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K/A. The Amendment extends the term of the Original Agreement through December 31, 2009, and modifies required inventory, purchase forecast, and unit prices.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.1
Indemnification Agreement by and between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division, and the company (incorporated by reference to our Current Report on Form 8-K filed September 27, 2005).

10.2+
Supplier Partnering Agreement by and between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division, and the company (incorporated by reference to our Current Report on Form 8-K filed January 4, 2006).

10.3+
Amendment Number 1 dated September 6, 2007 to Agreement between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division, and the company (filed with this Current Report on Form 8-K/A).

+Confidential portions of this exhibit have been deleted and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 or Rule 406.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 10, 2007	NVE CORPORATION
(Registrant)

/s/ DANIEL A. BAKER
(Signature)
Daniel A. Baker
President and Chief Executive Officer